Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement Nos. 333-264840, 333-252160, 333-188553, and 333-159491 on Form S-8 and Registration Statement Nos. 333-248535, 333-174602, and 333-161331 on Form S-3 of Primoris Services Corporation of our report dated March 29, 2022, relating to the financial statements of PLH Group, Inc. appearing in this Current Report on Form 8-K/A dated October 12, 2022.

/s/ Deloitte & Touche LLP

Dallas, Texas

October 12, 2022